Exhibit 10.24
STARBUCKS CORPORATION
GLOBAL KEY EMPLOYEE RESTRICTED STOCK UNIT GRANT AGREEMENT
2005 LONG-TERM EQUITY INCENTIVE PLAN

STARBUCKS CORPORATION (the “Company”) does hereby grant to the individual named below (the “Participant”) an award (the “Award”) for the number of restricted stock units (the “Restricted Stock Units”) set forth below, effective on the Date of Grant set forth below. The Restricted Stock Units shall vest and become payable in shares of Common Stock (the “Shares”) according to the vesting schedule set forth below subject to earlier expiration or termination of the Restricted Stock Units as provided in this Global Key Employee Restricted Stock Unit Grant Agreement, including any special terms and conditions applicable to the Participant’s country contained in the Appendix A attached hereto (together with the Global Key Employee Restricted Stock Unit Grant Agreement, this “Agreement”). This Agreement shall be subject to the terms and conditions of the 2005 Long-Term Equity Incentive Plan (the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Participant:
Number of Units:
Date of Grant:
Vesting Schedule:

1.Vesting Schedule; Form and Timing of Payment of Vested Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, a number of the Restricted Stock Units will vest as set forth above, subject to the Participant’s continued Active Status through the applicable Vesting Date (except as provided in Sections 3.2, 3.3 or 3.4 below). Any Restricted Stock Units that vest will be paid to the Participant solely in whole Shares (and not in cash, as the Plan permits) on, or within thirty (30) days after, the relevant Vesting Date on which the Restricted Stock Units vest in accordance with this Section 1 (or, if earlier, upon a vesting event contemplated under Section 3.2 or 3.3 below, as applicable), subject to any delayed payment required under Section 6 below.

2.Dividend Equivalents. On each date that a cash dividend is paid to holders of Shares, an amount (the “Dividend Equivalent Amount”) equal to the cash dividend that is paid on each Share, multiplied by the number of Shares subject to the Restricted Stock Units and any Dividend Equivalent RSUs (as defined below) that remain unvested and outstanding as of the dividend payment date, shall be credited for the benefit of the Participant, and such credited amount shall be converted into an additional number of Restricted Stock Units (“Dividend Equivalent RSUs”) determined by dividing the Dividend Equivalent Amount by the Fair Market Value of a Share on the dividend payment date, rounded up or down to the nearest whole number. Dividend Equivalent RSUs will be subject to the same conditions as the underlying Restricted Stock Units with respect to which the Dividend Equivalent RSUs were paid, including, without limitation, the vesting conditions and the provisions governing time and form of settlement applicable to the underlying Restricted Stock Units. Unless expressly provided otherwise, as used elsewhere in this Agreement “Restricted Stock Units” shall include any Dividend Equivalent RSUs that have been credited to the Participant’s account.

3.Termination of Employment; Change of Control.

3.1Termination of Employment. Except as provided in Sections 3.2, 3.3 or 3.4 below, any unvested Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon the termination of the Participant’s Active Status with the Company or any Subsidiary or affiliate of the Company for any reason (as further described in Section 8(l) below), including without limitation,

Global Key Employee RSU Agreement

voluntary termination by the Participant, or termination by the Company or any Subsidiary or affiliate of the Company because of Misconduct.

3.2Change of Control. Upon a Change of Control, the vesting of the Restricted Stock Units shall accelerate, and the Restricted Stock Units shall become fully vested and payable to the extent and under the terms and conditions set forth in the Plan; provided that for purposes of this Section 3.2, “Resignation (or Resign) for Good Reason” shall have the following meaning:
“Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of a Participant after a Change of Control because of: (1) a material reduction in the Partner’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Partner materially inconsistent with the Partner’s role at the Company (including its Subsidiaries and affiliates) prior to the Change of Control, (3) a material reduction in the Partner’s base salary or total incentive compensation; (4) a material reduction in the Partner’s benefits unless such reduction applies to all Partners of comparable rank; or (5) the relocation of the Partner’s primary work location more than 50 miles from the Partner’s primary work location prior to the Change of Control. Notwithstanding the foregoing, a Participant shall not be deemed to have Resigned for Good Reason unless the Participant, within one year after a Change of Control, (i) notifies the Company of the existence of the condition giving rise to a Resignation for Good Reason within 90 days of the initial existence of such condition, (ii) gives the Company at least 30 days following the date on which the Company receives such notice (and prior to termination) in which to remedy the condition, and (iii) if the Company does not remedy such condition within such 30-day period, actually terminates employment within 60 days after the expiration of such 30-day period (and before the Company remedies such condition). If the Company remedies such condition within such 30-day period (or at any time prior to the Participant’s actual termination), then any Resignation for Good Reason by the Participant on account of such condition will not be a Resignation for Good Reason.
3.3Retirement. If the Participant’s Active Status terminates due to Retirement, the Participant will continue to vest in all unvested Restricted Stock Units as if the Participant’s Active Status had not terminated, subject to and conditioned upon compliance with the terms of Section 4 through each Vesting Date.

3.4Disability or Death. If the Participant’s Active Status terminates due to Disability or death, all unvested Restricted Stock Units will vest in full as of the date of termination of Active Status due to Disability or death.

4.Misconduct. As a condition to receiving and becoming eligible to vest in the Restricted Stock Units, the Participant hereby agrees not to engage in Misconduct.

5.Clawback. If the Company determines, in its sole discretion, that the Participant has engaged in Misconduct, the Participant agrees and covenants that (a) any unvested portion of the Restricted Stock Units shall be immediately forfeited as of the date the Company determines that the Participant has engaged in Misconduct (the “Determination Date”); (b) if any part of the Restricted Stock Units vested and were settled prior to the Determination Date, upon the Company’s demand, the Participant shall immediately deliver to the Company (i) the Shares that the Participant acquired upon settlement of such Restricted Stock Units and (ii) to the extent any such Shares were previously sold by the Participant, a cash amount equal to the Fair Market Value as of the Determination Date of the Shares contemplated to be returned to the Company under this clause; and (c) the foregoing remedies set forth in this Section 5. shall not be the Company’s exclusive remedies, which shall include, among other remedies, injunctive relief and damages that may be available to the Company. The Company reserves all other rights and remedies available to it at law or in equity.

6.Code Section 409A. The provisions in this Section 6 shall apply if the Participant is subject to taxation in the United States.

6.1To the extent the Restricted Stock Units constitute “nonqualified deferred compensation” that is subject to Code Section 409A, any Restricted Stock Units that are payable upon or with reference to the date that the Participant’s Active Service terminates (i) shall not be paid unless the Participant experiences a “separation from service” within the meaning of Code Section 409A and (ii) if the Participant is a “specified employee” within the meaning of Code Section 409A on the date of the Participant’s separation from service, then the Restricted Stock Units shall be

Global Key Employee RSU Agreement

paid on the first business day of the seventh month following the Participant’s separation from service, or, if earlier, on the date of the Participant’s death, to the extent such delayed payment is required in order to avoid a prohibited distribution under Code Section 409A.

6.2This Award and payments made pursuant to this Agreement and the Plan are intended to qualify for an exemption from or comply with Code Section 409A. Notwithstanding any other provision in this Agreement and the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Restricted Stock Units shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Restricted Stock Units. Nothing in this Agreement or the Plan shall provide a basis for any person to take action against the Company or any Subsidiary or affiliate of the Company based on matters covered by Code Section 409A, including the tax treatment of any amount paid or Award made under this Agreement, and neither the Company nor any of its Subsidiaries or affiliates shall under any circumstances have any liability to any Participant or his or her estate or any other party for any taxes, penalties or interest imposed under Code Section 409A for any amounts paid or payable under this Agreement.

7.Responsibility for Taxes. Regardless of any action the Company or, if different, the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to the grant of the Restricted Stock Units, the vesting or settlement of the Restricted Stock Units, the issuance of Shares in settlement of the Restricted Stock Units, the subsequent sale of Shares acquired at vesting and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant must pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant hereby authorizes the Company and/or the Employer, or their respective agents, in their sole discretion and without any notice to or additional authorization by the Participant, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(b)
withholding from proceeds of the sale of Shares issued in settlement of the vested Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent), to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions; or

(c)
withholding in whole Shares to be issued in settlement of the vested Restricted Stock Units based on the Fair Market Value of the underlying Shares on the date the withholding obligation arises, in an amount equal to the aggregate withholding obligation as determined by the Company and/or the Employer with respect to such Award, provided, however that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences,

Global Key Employee RSU Agreement

in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, to the extent authorized under the Plan, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Participant’s participation in the Plan. In the event the Tax-Related Items withholding obligation would result in a fractional number of Shares to be withheld by the Company, such number of Shares to be withheld shall be rounded up to the next nearest number of whole Shares. If, due to rounding of Shares, the value of the number of Shares retained by the Company pursuant to this provision is more than the amount required to be withheld, then the Company may pay such excess amount to the relevant tax authority as additional withholding with respect to the Participant.
Finally, the Participant is required to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items. The Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional Shares.
8.Nature of Grant.  In accepting the grant of the Award, the Participant acknowledges, understands and agrees that:

(a)	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or other awards, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(c)	all decisions with respect to future restricted stock units or other awards, if any, will be at the sole discretion of the Company;

(d)
the Award and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service relationship with the Company, the Employer or any other Subsidiary or affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any other Subsidiary or affiliate of the Company, as applicable, to terminate the Participant’s employment or service relationship, if any;

(e)	the Participant’s participation in the Plan is voluntary;

(f)	the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)
the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

Global Key Employee RSU Agreement

(h)
unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service that the Participant may provide as a director of a Subsidiary or affiliate of the Company;

(i)	the future value of the Shares subject to the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;

(j)	after termination of the Participant’s Active Status, the Participant is no longer eligible to receive any new restricted stock units under the Plan;

(k)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of the Participant’s Active Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service contract, if any);

(l)
for purposes of the Restricted Stock Units, and notwithstanding anything to the contrary contained in the Plan, the Participant’s Active Status will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service contract, if any), and unless otherwise provided in this Agreement or the Plan, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service contract, if any); the Committee shall have the exclusive discretion to determine when the Participant’s Active Status for purposes of the Award is terminated (including whether the Participant may still be considered to be providing services while on a leave of absence);

(m)
unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and

(n)	the following provisions apply only if the Participant is providing services outside the United States:

(1) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and
(2) neither the Company, the Employer nor any other Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.
9.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s

Global Key Employee RSU Agreement

acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

10.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company, and its other Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number (to the extent permitted under applicable local law), passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Fidelity Stock Plan Services, LLC, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and each recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local partner resources representative. The Participant authorizes the Company, Fidelity Stock Plan Services, LLC and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Participant may elect to deposit any Shares received upon vesting of the Restricted Stock Units. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting the Participant’s local partner resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusal or withdrawal of the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local partner resources representative.
11.Governing Law/Choice of Venue. The Award and the provisions of this Agreement are governed by, and subject to, the laws of the State of Washington, as provided in the Plan, without regard for its conflict of laws provisions. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington, and agree that such litigation shall be conducted exclusively in the courts of King County, or the federal courts of the United States for the 9th Circuit, and no other courts, where this grant is made and/or to be performed.

12.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or

Global Key Employee RSU Agreement

exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

13.Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

14.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.Undertakings. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the provisions of this Agreement.

17.No Rights as Shareholder. Except as otherwise provided in Section 2, the Participant will not have dividend, voting or any other rights as a shareholder of the Shares with respect to the Restricted Stock Units. Upon payment of the vested Restricted Stock Units in Shares, the Participant will obtain full dividend, voting and other rights as a shareholder of the Company.

18.Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Restricted Stock Units granted pursuant to this Award may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances, except that this Award may be transferred (i) by will or by laws of descent and distribution applicable to a deceased Participant or (ii) pursuant to a domestic relations order.

19.Appendix A.  Notwithstanding any provisions in this Agreement, the Award of Restricted Stock Units shall be subject to any special terms and conditions set forth in Appendix A for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix A constitutes part of this Global Key Employee Restricted Stock Unit Agreement.

20.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent that the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings (as provided in Section 16 above) that may be necessary to accomplish the foregoing.

21.Waiver. If the Participant breaches or otherwise does not comply with any provision of this Agreement, but the Company does not act upon this breach or non-compliance and continues to comply with its obligations under this

Global Key Employee RSU Agreement

Agreement, this shall not mean that the Company waives any other provision of this Agreement or will otherwise permit any further breach of or non-compliance with any provision of this Agreement.

22.Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the applicable jurisdiction, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should consult with the Participant’s own personal legal and financial advisors on this matter before taking any action related to the Plan.

23.Foreign Asset/Account Reporting; Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details.

Finally, the Company hereby strongly recommends that the Participant seek the advice of a personal tax and/or legal advisor to obtain specific information concerning the tax and other legal consequences associated with the Restricted Stock Units.
* * *

Global Key Employee RSU Agreement

By the Participant’s signature and the Company’s signature below, the Participant and the Company agree that this grant is governed by this Agreement and the Plan.
EXECUTED as of the Date of Grant.

STARBUCKS CORPORATION
By _________________________________
Its _________________________________

PARTICIPANT
Signature ____________________________

Global Key Employee RSU Agreement

APPENDIX A TO
STARBUCKS CORPORATION
GLOBAL KEY EMPLOYEE RESTRICTED STOCK UNIT GRANT AGREEMENT
2005 LONG-TERM EQUITY INCENTIVE PLAN

Capitalized terms not explicitly defined in this Appendix A but defined in the Global Key Employee Restricted Stock Unit Grant Agreement, the Plan or any applicable country-specific sub-plan shall have the same definitions as in the Plan, any applicable country-specific sub-plan and/or the Global Key Employee Restricted Stock Unit Grant Agreement (the “Key Employee RSU Agreement”).

TERMS AND CONDITIONS

This Appendix A, which is part of the Key Employee RSU Agreement, includes additional terms and conditions that govern the Restricted Stock Units granted to the Participant under the Plan and that will apply to the Participant if he or she is in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to the Participant under these circumstances.

NOTIFICATIONS

This Appendix A also includes information regarding exchange control and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when the Restricted Stock Units vest and/or when the Participant sells any Shares acquired at vesting of the Restricted Stock Units.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant, therefore, should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident or a country other than that in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not be applicable in the same manner to the Participant.

EUROPEAN UNION

TERMS AND CONDITIONS

The following provision applies to Participants residing in the European Union:

No Continued Vesting Upon Termination Due to Retirement. Section 3.3 of the Key Employee RSU Agreement shall not apply and Sections 1 and 3.1 of the Key Employee RSU Agreement shall be deemed amended, accordingly, such that no references to continued vesting after a termination due to Retirement shall apply to the Restricted Stock Units held by Participants residing in the European Union.

Global Key Employee RSU Agreement

AUSTRALIA

TERMS AND CONDITIONS

Retirement. The Company reserves the right not to apply Section 3.3 of the Key Employee RSU Agreement, in which case, Sections 1 and 3.1 of the Key Employee RSU Agreement shall be deemed amended, accordingly, such that no references to continued vesting after a termination due to Retirement shall apply to the Restricted Stock Units. Alternatively, provided the Participant is not subject to taxation in the United States, the Company reserves the right to accelerate vesting of the Restricted Stock Units such that the Award would become fully vested as of the date Active Status terminates due to Retirement and the Award would be payable in accordance with Section 1 of the Key Employee RSU Agreement to the extent that it has not previously been forfeited.

Australia Offer Document. The offer of Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian resident employees, which will be provided to the Participant with this Agreement.

Compliance with Law.  Notwithstanding anything in the Key Employee RSU Agreement or the Plan to the contrary, the Participant will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.  Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

NOTIFICATIONS

Tax Information. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers.  If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Participant.

AUSTRIA

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the Participant holds Shares acquired under the Plan outside of Austria, the Participant may be required to submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not meet or exceed €30,000,000 or as of December 31 does not meet or exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed and need to be complied with by the 15th day of the month following the end of the respective quarter, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.

When the Participant sells Shares acquired under the Plan, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

Global Key Employee RSU Agreement

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Restricted Stock Units, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Restricted Stock Units, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Labor Law Policy and Acknowledgement. This provision supplements the Nature of Grant section of the Key Employee RSU Agreement:

By accepting the Restricted Stock Units, the Participant agrees that (i) the Participant is making an investment decision, (ii) the Restricted Stock Units will vest only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period and (iii) the value of the Shares subject to the Restricted Stock Units is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL316,190 as of August 2017). Quarterly reporting is required if such amount exceeds US$100,000,000. Assets and rights that must be reported include Shares acquired upon vesting of the Restricted Stock Units.

CANADA

TERMS AND CONDITIONS

Termination of Active Status. Notwithstanding the last sentence of Section 2(a) of the Plan and consistent with Section 14(b) of the Plan, the Participant’s Active Status shall be considered terminated as of the date that is the earlier of (a) the date that the Participant receives notice of termination of employment; (b) the date the Participant terminates employment; or (c) the date the Participant is no longer actively employed by the Company or any Subsidiary or affiliate of the Company regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when the Participant’s Active Status shall be considered terminated for purposes of the Restricted Stock Units (including when the Participant may still be considered to be providing services while on a leave of absence).

The following provisions apply if the Participant is a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que cette Convention, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy Notice and Consent.  The following provision supplements the Data Privacy section of the Key Employee RSU Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary and affiliate and the Employer to disclose and discuss

Global Key Employee RSU Agreement

the Participant’s participation in the Plan with their advisors. The Participant further authorizes the Company, any Subsidiary and affiliate and the Employer to record such information and to keep it in the Participant’s employee file.

NOTIFICATIONS

Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. Foreign specified property, including shares of stock (i.e., Shares), options to purchase Shares and other rights to receive Shares (e.g., Restricted Stock Units) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement), if the total cost of his or her foreign specified property exceeds C$100,000 at any time during the year. Thus, Restricted Stock Units likely must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily is equal to the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares (acquired separately), this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with a personal tax advisor to ensure compliance with the applicable reporting obligations.

CHINA

The following applies only to Participants who are subject to exchange control restrictions in China, as determined by the Company in its sole discretion.

TERMS AND CONDITIONS

Termination of Employment; Change of Control.  The following provision supplements the Termination of Employment; Change of Control section of the Key Employee RSU Agreement:

Due to legal restrictions in China, the Participant agrees that the Company reserves the right to require the automatic sale of any Shares acquired at vesting of the Restricted Stock Units upon the termination of the Participant’s Active Status with the Company or any Subsidiary or affiliate of the Company for any reason, including without limitation, voluntary termination by the Participant, termination because of the Participant’s Retirement, Disability or death or termination by the Company or any Subsidiary or affiliate of the Company because of Misconduct. The Participant hereby authorizes the sale of all Shares issued to him or her as soon as administratively practicable after the applicable termination of Active Status and pursuant to this authorization. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of Shares, the Participant will receive the sale proceeds less any amounts necessary to satisfy Tax-Related Items and applicable transaction fees or commissions. Due to currency exchange conversion rate fluctuation between the applicable vesting date of the Restricted Stock Units and (if later) the date on which the Shares are sold, the amount of sale proceeds may be more or less than the fair market value of the Shares on the applicable vesting date (which is the relevant amount for purposes of calculating amounts necessary to satisfy applicable Tax-Related Items).

Furthermore, the Company reserves the right not to apply Section 3.3 of the Key Employee RSU Agreement, in which case, Sections 1 and 3.1 of the Key Employee RSU Agreement shall be deemed amended, accordingly, such that no references to continued vesting after a termination due to Retirement shall apply to the Restricted Stock Units. Alternatively, provided the Participant is not subject to taxation in the United States, the Company reserves the right to accelerate vesting of the Restricted Stock Units such that the Award would become fully vested as of the date Active Status terminates due to Retirement and the Award would be payable in accordance with Section 1 of the Key Employee RSU Agreement to the extent that it has not previously been forfeited.

Global Key Employee RSU Agreement

Exchange Control Restriction.  Due to exchange control laws and regulations in China, the Participant will be required immediately to repatriate to China the cash proceeds from the sale of Shares and any cash dividends paid on such Shares. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Subsidiary expressly for this purpose. By accepting the Restricted Stock Units, the Participant agrees that any cash proceeds from the sale of Shares or the receipt of any dividends may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. dollars or in local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that he or she will be required to open a U.S. dollar bank account in China and provide the bank account details to the Company or the Employer. The Participant acknowledges that, if the cash proceeds are paid in local currency, the Company is under no obligation to secure any particular currency exchange conversion rate. Furthermore, compliance with local exchange control laws and regulations may delay the conversion of cash proceeds into local currency. The Participant agrees that, if the conversion of the cash proceeds into local currency is delayed, he or she shall bear the risk of any currency exchange conversion rate fluctuation between the date on which the Shares issued at vesting of the Restricted Stock Units are sold or the cash dividend is paid and the date of conversion of the cash proceeds into local currency. The Participant further agrees to comply with any other requirements that the Company may impose in the future in order to facilitate compliance with exchange control requirements in China.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The Participant may be required to report to the State Administration of Foreign Exchange all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-China residents. Under these rules, the Participant may be subject to reporting obligations for the Restricted Stock Units, Shares acquired under the Plan and Plan-related transactions. The Participant should consult with a personal tax advisor in this regard.

COLOMBIA

TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the Nature of Grant section of the Key Employee RSU Agreement:
The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan, the Restricted Stock Units and any income realized under the Plan do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
NOTIFICATIONS
Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia.
Exchange Control Information. If the Participant holds investments outside Colombia (including Shares the Participant acquires under the Plan) and the aggregate value of such investments is US$500,000 or more as of December 31 of any year, the Participant will be required to register such investments with the Central Bank (Banco de la República) as foreign investments held abroad. Upon the subsequent sale or other disposition of any previously-registered investments, the Participant may choose to keep the resulting proceeds abroad, or to repatriate them to Colombia. If the Participant chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, a Form No. 5 must be filed with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If the investment was previously registered with Banco de la República, the Participant will need to file Form No. 4 upon conversion of funds into local currency, which should be

Global Key Employee RSU Agreement

duly completed to reflect the nature of the transaction. If Shares are sold immediately upon receipt, no registration is required because no Shares are held abroad. It is the Participant’s responsibility to comply with Colombian exchange control requirements.

Foreign Asset/Account Reporting Information. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described in detail, including the jurisdiction in which it is located, its nature and its value.

COSTA RICA

There are no country-specific provisions.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the Restricted Stock Units, the Participant confirms having read and understood the Plan and this Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Tax Information. The Restricted Stock Unit Award is not intended to be a French tax-qualified Award.

Foreign Asset/Account Reporting Information. French residents must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on form No. 3916, together with their income tax return. Failure to complete this reporting triggers penalties for the resident.

GERMANY

NOTIFICATIONS

Exchange Control Information. If the Participant remits funds in excess of €12,500 into Germany, such cross-border payment must be reported monthly to the Deutsche Bundesbank (the German Central Bank). The Participant is responsible for the reporting obligation and should file the report electronically by the fifth day of the month following the month in which the payment is received. A copy of the form can be accessed via the Deutsche Bundesbank’s website at www.bundesbank.dewww.bundesbank.de and is available in both German and English.

HONG KONG

TERMS AND CONDITIONS

Sale of Shares. Shares issued at vesting of the Restricted Stock Units are accepted as a personal investment. In the event that Shares are acquired pursuant to the Restricted Stock Units within six (6) months of the Date of Grant, the Participant agrees that the Restricted Stock Units may not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Date of Grant.

Global Key Employee RSU Agreement

NOTIFICATIONS

SECURITIES WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Agreement, the Plan or any Plan prospectus, the Participant should obtain independent professional advice. The Restricted Stock Units and any Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to Partners and Consultants of the Company or a Subsidiary or affiliate of the Company. The Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Restricted Stock Units and related documents are intended solely for the personal use of each Partner and/or Consultant and may not be distributed to any other person.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

IRELAND

There are no country-specific provisions.

ITALY

TERMS AND CONDITIONS

Data Privacy. This provision replaces the Data Privacy section of the Key Employee RSU Agreement:

The Participant understands that the Employer, the Company and any Subsidiary or affiliate of the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, e-mail address and telephone number, date of birth, social insurance number (to the extent permitted under Italian law), passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or affiliate of the Company, details of all Restricted Stock Units or any other entitlement to Shares or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, managing and administering the Plan.

The Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is Starbucks Corporation, with registered offices at 2401 Utah Avenue South, Seattle WA, 98134, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Starbucks EMEA Ltd., with registered offices at Building 4, 566 Chiswick High Road, London W4 5YE, United Kingdom.

The Participant understands that Data will not be publicized, but it may be accessible by the Employer as the data processor of the Company and within the Employer’s organization by its internal and external personnel in charge of processing. Furthermore, Data may be transferred to Fidelity Stock Plan Services, LLC, or such other banks, financial institutions or brokers involved in the management and administration of the Plan. The Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. The Participant further understands that the Company and/or any Subsidiary or affiliate of the Company will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Participant’s participation in the Plan, and that the Company and/or any Subsidiary or affiliate of the Company may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to Fidelity Stock Plan Services, LLC, or such other broker or third party with whom the Participant may elect to deposit any Shares issued in settlement of the Restricted Stock Units. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan.

Global Key Employee RSU Agreement

The Participant understands that these recipients may be acting as controllers, processors, or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in the European Economic Area or elsewhere, such as in the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto, as the processing is necessary to contractual obligations related to implementation, administration, and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right, including but not limited to, obtain confirmation that Data exist or not, access, verify their content, origin and accuracy, delete, update, integrate, correct, block or terminate, for legitimate reason, the Data processing.

Furthermore, the Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.

Plan Document Acknowledgment. In accepting the Restricted Stock Units, the Participant acknowledges a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

The Participant further acknowledges that he or she has read and specifically and expressly approves the following provision in the Key Employee RSU Agreement: Section 1 (“Vesting Schedule; Form and Timing of Payment of Vested Restricted Stock Units”); Section 3 (“Termination of Employment; Change of Control”); Section 7 (“Responsibility for Taxes”); Section 8 (“Nature of Grant”); Section 12 (“Compliance with Law”); Section 20 (“Imposition of Other Requirements”); and the Data Privacy provision in this Appendix A.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, Restricted Stock Units) that may generate income taxable in Italy, the Participant must report them on his or her annual tax return or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply if the Participant is a beneficial owner of the investments, even if he or she does not directly hold investments abroad or foreign assets.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The details of any assets held outside of Japan as of December 31 (including the Shares acquired under the Plan) must be reported annually to the extent such assets have a total net fair market value exceeding ¥50 million. Such report is due by March 15 each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to report details of his or her Restricted Stock Units, as well as the Shares, in the report.

Global Key Employee RSU Agreement

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

TERMS AND CONDITIONS

Settlement of Awards and Sale of Shares. This provision supplements the Form and Timing of Payment of Restricted Stock Units section of the Key Employee RSU Agreement:

The Participant hereby agrees that the Shares acquired pursuant to the Restricted Stock Units will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

NOTIFICATIONS

SECURITIES LAW INFORMATION:  The Restricted Stock Units are granted to the Participant by the Company pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and the offer is not made with a view to the Restricted Stock Units or the Shares subject to Restricted Stock Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement.  The Chief Executive Officer (“CEO”) and any director, associate director or shadow director of a Singaporean Subsidiary or affiliate of the Company are subject to certain notification requirements under the Singapore Companies Act. The CEO and any director must notify the Singaporean Subsidiary or affiliate of the Company in writing of an interest in the Company (e.g., Restricted Stock Units or Shares) or any related company within two (2) business days of (i) the interest’s acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming CEO or a director, associate director or shadow director.

SWITZERLAND

TERMS AND CONDITIONS

Retirement. The Company reserves the right not to apply Section 3.3 of the Key Employee RSU Agreement, in which case Sections 1 and 3.1 of the Key Employee RSU Agreement shall be deemed amended, accordingly, such that no references to continued vesting after a termination due to Retirement shall apply to the Restricted Stock Units.

NOTIFICATIONS

Securities Law Information.  The Restricted Stock Units are not intended to be publicly offered in or from Switzerland. Because the offer of the Restricted Stock Units is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Restricted Stock Units may be publicly distributed or otherwise made publicly available in Switzerland. Further, neither the Agreement nor any other offering or marketing material relating to the Restricted Stock Units have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

Global Key Employee RSU Agreement

THAILAND

NOTIFICATIONS

Exchange Control Information. Thai residents realizing cash proceeds in excess of US$50,000 in a single transaction from the sale of Shares or dividends paid on such Shares must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand.

The Participant should consult with his or her personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED KINGDOM

TERMS AND CONDITIONS

Responsibility for Taxes. The following provision supplements the Responsibility for Taxes section of the Key Employee RSU Agreement:

Without limitation to Section 7 of the Key Employee RSU Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold on the Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is an executive officer or director of the Company (within the meaning of Section 13(k) of the Exchange Act ), the Participant acknowledges that he or she may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant at any time by any of the means referred to in Section 7 of the Key Employee RSU Agreement.

Global Key Employee RSU Agreement